As filed with the Securities and Exchange Commission on April 10, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                (Amendment No 1)



                          Callingcard Industries, Inc.
              (Exact name of small business issuer in its charter)


          Nevada                        4813                    80-0032377
(State or other jurisdiction of   (primary standard          I.R.S. Employer
 incorporation or organization)    industrial code)       Identification Number)



                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406
                       ----------------------------------
          (Address and telephone number of principal executive offices)

                               Agent for Service:
                             Daniel Najor, President
                          Callingcard Industries, Inc.
                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406
                       -----------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                            CALCULATION OF REGISTRATION FEE
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
       Title of each                                    Proposed               Proposed
         Class of                 Amount                 maximum                Maximum               Amount of
     Securities to be              To be             offering price            Aggregate            registration
        registered              Registered              per unit            Offering price               fee
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                 Maximum:
        Common Stock             2,000,000                $1.00              $2,000,000.00            $478.00
                                 Minimum:
                                  20,000                  $1.00                 $20,000.00
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------


*This registration fee is calculated at $.000239 for the 2,000,000 shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457 (o)."

------------------------------------------------------------------------------


Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.


     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                 April 10, 2002

                          CALLINGCARD INDUSTRIES, INC.
                                  "Callingcard"

                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406

--------------------- -------------------- ------------------ ------------------
   Title of each                               Proposed           Proposed
      Class of               Amount             maximum            Maximum
  Securities to be            To be         offering price        Aggregate
     registered            Registered          per unit        Offering price
--------------------- -------------------- ------------------ ------------------

                            Maximum:
    Common Stock            2,000,000            $1.00          $2,000,000.00
                            Minimum:
                             20,000              $1.00             $20,000.00
--------------------- -------------------- ------------------ ------------------


     This is a self underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering. This offering will end on February 28, 2003. Funds derived from this offering will be escrowed in a Callingcard Special Account, until the minimum of 20,000 shares at $1.00 per share ($20,000) is sold. If only the minimum number of shares are sold (20,000), then the Company will only have a surplus of $5,000 after the costs of this registration statement are paid.

     An investor is not limited to a minimum or maximum amount of shares allowed to be purchased, pending availability. In the event that the minimum amount of 20,000 shares is not sold by the completion date of February 28, 2003, all funds shall be returned to the investor(s) in its entirely, without interest, on or before ten days after the completion date of February 28, 2003. No officer, director, affiliates or any related party may purchase the securities offered to meet the minimum of shares offered. Callingcard's stock is not listed on any national securities exchange or the NASDAQ Stock Market. Callingcard intends to apply to have its shares traded on a regional exchange and/or the OTC Bulletin Board under the symbol:


                                     "CALL"

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this document. Callingcard has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                TABLE OF CONTENTS


PART I - Prospectus                                                        Page

    Prospectus  Summary...................................................... 6
    Risk Factors............................................................. 8

          Callingcard Is In Its Earliest Stages Of Development, Has No
               Operating History, And May Never Become Profitable Or
               Continue As A "Going Concern"................................. 8

          Callingcard Has Entered Into A "Non-Arms Length" Purchase And
               Sale Agreement With A Seller Who Is An Officer And Director
               of Callingcard Which Could Possibly Affect The Objectivity
               Of The Management Of Callingcard.............................. 9

          Callingcard's Dependence On National Telephone Companies For The
               Purchase Of Long Distance Calling Time Could Cause
               Callingcard Delays In Their Business Objectives............... 9

          Callingcard's Dependence On Regional Distributors Could Cause
               Delays In The Sales Of The Callingcard Product And
               Callingcard May Not Be Able To Continue Its Business.......... 9

          Callingcard's  Dependence On Suitable Callingcard Unit
               Manufacturers Could Cause  Business Delays or Business
               Failure.......................................................10

          Callingcard's Heavy Dependence On Key Management Whose Lack Of
               Time And Attention To Callingcard Could Result In Delays Or
               Business Failure..............................................10

          Callingcard's Heavy  Dependence  On Outside Sales Consultants And
               Marketing Professionals.......................................10

          Callingcard May Have Overestimated The Marketability Of The
               Callingcard Concept And Has No Assurance Of Future
               Industry Growth Which Could Result In Minimum Product
               Sales Or Business Failure ....................................10

          Callingcard's Potential Business Combinations Could Dilute
               Stockholder Value.............................................11

          Callingcard's Potential Business Combinations Could Be Difficult
               To Integrate And May Disrupt Business Operations Resulting
               In Delays Or Business Failure.................................11

          Callingcard May Enter Into A New Line Of Business Which Investors
               Could Not Evaluate............................................11

          Callingcard May Need Additional Financing Which May Not Be
               Available Or Which May Dilute The Ownership Interests Of
               Investors.....................................................12

          Callingcard's Common  Stock Has No Prior Market And Prices May
               Decline After The Offering And Could Cause The Investor To
               Lose All Or Part Of The Investment............................12

          Callingcard's Investors May Face Significant Restrictions On The
               Resale Of Callingcard's Stock Due To State And Federal Blue
               Sky Laws And Could Cause The Investor To Lose All Or Part Of
               The Investment................................................12

          Callingcard's  Investors  May  Face  Significant  Restrictions On
               The Resale Of Callingcard's Stock Due To Federal Penny Stock
               Regulations ..................................................13

          Callingcard's Offering Is That Of A Direct Participation, Self
               Underwritten And On A Minimum/Maximum,  Best Efforts Basis
               And If The Minimum  Amount Is Not Achieved, The Investor's
               Funds May Be Held,  Without Interest,  Until Ten Days After
               The Offering Completion Date..................................13

          Callingcard's Board of Directors Has The Ability To Designate The
               Rights, Preferences And Privileges Of The Authorized
               Preferred Shares Which Could Cause Significant Common Share
               Dilution To The Investor......................................13


    Use Of Proceeds..........................................................13
    Dilution.................................................................14
    Determination Of Offering Price..........................................17
    Plan Of Distribution.....................................................17
    Legal Proceedings........................................................18
    Directors, Executive Officers, Promoters And Control Persons.............18
    Security Ownership Of Certain Beneficial Owners And Management...........20
    Description Of Securities................................................20
    Interest Of Named Experts And Counsel....................................21
    Disclosure Of Commission Position On Indemnification For
      Securities Act Liabilities.............................................21
    Description Of Business..................................................21
    Management's Discussion And Analysis Or Plan Of Operation................24
    Description Of Property..................................................26
    Certain Relationships And Related Transactions...........................26
    Market For Common Equity And Related Stockholder Matters.................27
    Executive Compensation...................................................28
    Financial Statements.....................................................29

PART II - Information Not Required in Prospectus

    Indemnification Of Directors And Officers................................29
    Other Expenses Of Issuance And Distribution..............................29
    Recent Sales Of Unregistered Securities..................................30
    Exhibits ................................................................31
    Undertakings.............................................................31

Part I - Prospectus
-------------------


                               PROSPECTUS SUMMARY
                               ------------------



     The following summary of Callingcard is qualified in its entirety by and should be read in conjunction with the more detailed information and the Callingcard and the predecessor company, Tver Acquisition Corp.'s Financial Statements and notes appearing elsewhere in this Prospectus.

     The common shares of stock are offered for sale at $1.00 per share of stock. All funds received will be paid in its entirety to Callingcard Special Account. There is no commission charged for the sale of shares in this offering. This offering is self-underwritten and only the officers and directors, Mr. Daniel Najor and Mr. Nazar Najor are allowed to sell these shares of stock. There will be no commission paid on the sale of the common shares of stock in this offering.

     An investor is not limited to a minimum or maximum amount of shares allowed to be purchased, pending availability. There is a maximum amount of 2,000,000 shares and a minimum amount of 20,000 shares to be offered and all funds will be escrowed, in the Callingcard Special Account, until the minimum amount of 20,000 shares of common stock has been sold. In the event that the minimum amount of 20,000 shares is not sold by the completion date of February 28, 2003, all funds shall be returned to the investor in its entirety, without interest, on or before ten days after the completion date of February 28, 2003.


     There will be no affiliates of Callingcard allowed to purchase shares to achieve the minimum amount of the offering.


     The net proceeds to Callingcard from the sale of the maximum amount of 2,000,000 shares of common stock offered by Callingcard is $2,000,000, less the $15,000 in costs to register this offering or $1,985,000. The use of proceeds from this offering shall be dedicated to the implementation of Callingcard's business plan which is further defined in the "Use of Proceeds". In the event that only the minimum amount of 20,000 shares is sold, then $15,000 shall be used to pay for the offering expenses, only leaving a surplus of $5,000 toward general corporate expense . If Callingcard is only able to sell a minimum or portion of the common shares of stock offered, there is no assurance that Callingcard will be able to obtain further financing which could possibly make Callingcard's shares of common stock decrease substantially or to become worthless. All investors are subject to the provisions of the Subscription Agreement and completion of the Prospective Purchaser Questionnaire, which includes the amount of shares purchased, the price of the shares, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated investor" indicators. The purchaser must complete a Prospective Purchaser Questionnaire and must comply with the minimum income and net worth provisions to be a qualified investor.




                                Investment Risks


     An investment in this offering involves a high degree of risk. Callingcard, and its predecessor company, Tver Acquisition Corp. is a development stage company. The coupon market for Callingcard's products is highly competitive, and the "Callingcard" concept is not well known. Callingcard has not developed its potential market and, as such, has no market acceptance. Callingcard, and its predecessor company, Tver Acquisition Corp., has a limited operating history and a history of operating losses. Callingcard's predecessor corporation, Tver Acquisition Corp., loss for the 12 months period ending December 31, 2001 was $0.00. Callingcard's loss for the period ending January 31, 2002 was $300. Since inception as a development stage company on April 21, 1998, Callingcard has accumulated a deficit of $1480. Callingcard may continue to incur net losses in the future and there is no assurance that Callingcard will ever be profitable.

Callingcard Industries, Inc.


     Callingcard, formerly known as Tver Acquisition Corp., is a development stage company which was incorporated in the State of Delaware on April 21, 1998, under the name of Tver Acquisition Corp. Tver Acquisition Corp. then implemented an agreement of merger and plan of reorganization with Callingcard Industries, Inc., organized in Nevada on January 23, 2002, to effect a change of domicile to the State of Nevada and a name change to Callingcard Industries, Inc. The date of the merger between Tver Acquisition Corp. and Callingcard Industries, Inc. was January 25, 2002. Callingcard has a share capitalization of 100,000,000 common shares of stock, at a par value of $.001 and 20,000,000 preferred shares of stock, at a par value of $.001. Callingcard's executive offices are located at 3550 National Avenue, San Diego, California 92113, telephone (619) 234-2156 and fax (619) 234-5406. Callingcard does not pay rent or other office expense and is not expected or required to pay rent or office expenses until significant sales have been achieved. These 2002 rent and other office expenses have been prepaid to December 31, 2002, by a share distribution of 300,000 common shares of stock to its officers and directors in January, 2002. Callingcard's offices are within Daniel Najor's Food Palace grocery business at 3550 National Avenue, San Diego, California 92113.

      On December 10, 1998, Tver Acquisition Corp., now known as Callingcard Industries, Inc., entered into a purchase and sale agreement with Daniel Najor, Callingcard's President and Board Chairman, to develop a technology for telephone calling cards units,suitable to patent protection, for use in the United States and elsewhere. Callingcard issued 3,000,000 of its common shares of stock to Daniel Najor (or his designees) who were instrumental in the development of the calling card unit technology. On December 18, 1998, Callingcard issued 965,000 shares of its common stock to Daniel Najor (or his designees) for management services pertaining to the development and marketing of the Callingcard concept and system. On February 6, 2001, patent # 6,183,917 was issued for this telephone calling card technology to Daniel Najor.

     On February 8, 2001, Daniel Najor irrevocably assigned this patent to CallingCard. It is the intention of Callingcard to implement its business by having major national telephone services, such as AT&T, Sprint and MCI provide the long distance service for the calling card units and Callingcard will market these unique calling card units to consumers along with national product brands such as beverage companies and other nationally known product corporations. Callingcard's unique technology provides that the calling card unit can be used as a coupon to purchase other products, such as beverages, after the life of the calling card unit has expired. When the calling card unit user calls the "800" number to give the PIN, the caller will hear an advertisement from the advertising sponsor of that card. The calling card unit can be saved as a coupon to be redeemed for merchandise goods and discount on merchandise of the advertising sponsor, much in the same manner as a grocery coupon. Callingcard could joint venture with other corporations for various advertising promotions and combinations with national telephone companies and national brands to create consumer purchases. Callingcard could place the calling card unit as a "free standing insert" as a "gift with purchase" or "purchase with purchase" promotion by various manufacturers. The calling card units could also be sold directly to consumers by way of retail locations, direct mail and over the Internet. The calling card unit sales can also be achieved through distributors of advertising promotions or other territorial distributors. Callingcard received the patent rights to the Callingcard technology, US Patent #6,183,017 from Daniel Najor on February 8, 2001, after the patent was issued to Daniel Najor on February 6, 2001 as agreed to in the purchase and sale agreement




Market Opportunity

     Management of Callingcard believes that the patented technology and unique design of the calling card unit makes it a practical and unique marketing tool to be used by national telephone companies, national product advertisers and other advertising sources. As Callingcard is solely dependent upon this offering to commence and sustain their business operations, it is highly unlikely that Callingcard will be able to commence and sustain operations unless the maximum amount, or close to the maximum amount of shares, is sold to investors by way of this offering by February 28, 2003. Further, it is hereby stated that time is of the essence in the obtaining of financing to enable Callingcard to commence and sustain their business objectives.

     Callingcard intends to implement its business plan by entering into a number of advertising agreements with nationally and regionally known product companies and distributors and nationally and regionally known telephone long distance providers, such as AT&T, Sprint and MCI. The Callingcard "free standing unit" (fsi) is placed within a product as a "gift with purchase" or "purchase with purchase". It could also be sold directly to the consumer, via direct sales locations, or on the Internet. The calling card unit would contain a pre-determined advertising message, such as "Drink XYZ Cola, enter your PIN" when the user calls the "800" access number for long distance service. The expired calling card unit is now an advertising coupon which could be redeemed at a later date for goods and services. Instead of a calling card unit being thrown away after its life has expired, this calling card unit will be saved as a merchandise coupon.

The telephone calling card system is well established and profitable for a number of competitors. Callingcard management has developed a number of programs for national telephone companies as long distance carriers and possible advertising customers and national product corporations for the promotional possibilities of the calling card unit. At the present time, Callingcard has not entered into any agreements with national telephone companies or any national product corporations and has no agreements in progress. Callingcard owns a patented telephone calling card technology and a marketing concept and a system for the implementation of these cards into main stream advertising. In the event that only the minimum amount of the offering is achieved, or if only a small portion of the offering is achieved, then Callingcard will only be able to develop the Callingcard program as permitted by the funds available.


         Name, Address, and Telephone Number of Registrant

         Callingcard Industries, Inc.
         3550 National Avenue
         San Diego, California 92113
         (619) 234-2156 phone; (619) 234-5406 fax


     The Offering


      Callingcard is offering up to 2,000,000 shares of its common stock at $1.00 per share. Callingcard intends to have a licensed broker/dealer apply to the OTC Bulletin Board and/or a regional stock exchange, such as the Boston Stock Exchange (BSE), providing that Callingcard meets the listing criteria of the BSE, following the clearance of this filing with the Securities and Exchange Commission.


                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Callingcard. Investing in Callingcard's common stock involves a high degree of risk. Any of the following risks could adversely affect the business of Callingcard, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.


Investment Risks

     An investment in this offering involves a high degree of risk. Callingcard is a development stage company. The market for its products and services is not yet established, and Callingcard has not achieved market exposure and therefore, there is no market acceptance. Callingcard has a limited operating history and a history of operating losses. Callingcard's loss for the twelve months ended December 31, 2001 was $0.00. Callingcard's loss as of January 31, 2002, was $300. Callingcard incurred losses of $1,480. since their development stage inception period commencing April 21, 1998 until January 31, 2002. Callingcard may continue to and is most likely to incur net losses in the future.


Risks Related to Callingcard Industries, Inc.'s Business:



Callingcard Is In Its Earliest Stages Of Development, Has No Operating History,
-------------------------------------------------------------------------------
And May Never Become Profitable Or Continue As A "Going Concern.
----------------------------------------------------------------

     Callingcard is in the early stages of development, with unproven management in a public company, and the "Callingcard" concept is not yet known in the marketplace. The "Callingcard" concept and business requires further exposure and development before it can be a marketable and recognized alternative to coupon promotions. Further, even if the "Callingcard" concept and business become fully developed and marketable, Callingcard could fail before implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. Callingcard has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. Callingcard's success is dependent on a number of factors, which should be considered by prospective investors. Callingcard has only recently commenced its business. There is no assurance that Callingcard will ever operate profitably in the future and that it will be able to implement its business plan of creating a viable calling card unit which is also a coupon to be redeemed at a later date for good and services. Even if Callingcard is successful in the implementation of its business plan by obtaining the necessary financing to commence operations, there is no assurance that Callingcard will be able to continue as a going concern and Callingcard's auditor, Andersen, Andersen and Strong have stated: "The Company intends to further develop its interest in the patent outline in Note 3, however, the Company does not have the working capital necessary to be successful in this effort. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year."


Callingcard Has Entered Into A "Non Arms Length" Purchase And Sale Agreement
----------------------------------------------------------------------------
With A Seller Who Is An Officer And Director Of Callingcard Which Could Possibly
--------------------------------------------------------------------------------
Affect The Objectivity Of The Callingcard Management Which Could Cause Possibly
-------------------------------------------------------------------------------
Affect The Objectivity Of The Management Of Callingcard.
--------------------------------------------------------


     Callingcard's President, Daniel Najor is the Seller of the telephone calling card technology to Callingcard. Even though the telephone calling card technology is now owned outright by Callingcard, it is possible that Daniel Najor as the inventor and founder of the calling card technology may not be as objective about its business potential and merits as someone who is not as closely involved with its development. Such potential lack of objectivity could be a determining factor in corporate decisions pertaining to the corporate development of the calling card units in the marketplace. Even though Callingcard plans to employ various advertising consultants and other marketing experts, it is conceivable that the Board of Directors of Callingcard would not adhere to the advice of outside consultants and experts. The "Callingcard" name remains the property of Callingcard pursuant to the Purchase And Sale Agreement with Daniel Najor, however there is no tradename associated with this calling card unit system and there is no tradename registered.



Callingcard's Dependence On National Telephone Companies For The Purchase Of
----------------------------------------------------------------------------
Long Distance Calling Time Could Cause Callingcard Delays In Their Business
---------------------------------------------------------------------------
Objectives.
-----------

     Callingcard is dependent upon the national telephone companies, such as AT & T, Sprint and MCI, or their spur providers, to create the calling card unit credit to be placed on the calling card unit. If Callingcard is unable to purchase the long distance time, then the Callingcard system could not be implemented. Also, these national telephone companies have divisions which co-venture advertising promotions with other national brand product distributors and their coupon programs are already in effect. Callingcard needs to be able to purchase long distance calling time to be able to have a product to sell.and if Callingcard encounters resistance to the selling of this long distance calling time to Callingcard, then Callingcard would encounter significant delays or business failure.


Callingcard's Dependence On Regional Distributors Could Cause Delays In The
---------------------------------------------------------------------------
Sales Of The Callingcard Product And Callingcard May Not Be Able To Continue Its
--------------------------------------------------------------------------------
Business.
---------


     Callingcard heavily relies upon its ability to enter into a number of advertising agreements, both nationally and regionally. Management of Callingcard believes that to commence and to sustain its business, it is imperative to establish a viable regional distribution program for the calling card unit purchaser. If Callingcard is not able to establish a successful and practicable regional distribution program, then Callingcard may encounter delays and not be able to continue its business. Further, if Callingcard experiences disruptions, regional distributor difficulties of any sort, there may be no means of rectifying the problems on a timely basis or at all.

Callingcard's Dependence On Suitable Callingcard Unit Manufacturers Could Cause
-------------------------------------------------------------------------------
Business Delays Or Business Failure.
------------------------------------


     The inability or unwillingness of any third-party to provide the "Callingcard" business with suitable calling card unit manufacturers could significantly limit Callingcard's ability to service and expand to new markets. This may have a material adverse effect on its business, financial condition and operating results and could cause the investor to lose all or part of the investment.



Callingcard's Heavy Dependence On Key Management Whose Time And Attention To
----------------------------------------------------------------------------
Callingcard Could Result In Delays Or Business Failure.
-------------------------------------------------------

     Mr. Daniel Najor is serving as Callingcard's President and Board Chairman, and Mr. Nazar Najor is serving as Callingcard's Secretary/Treasurer and Director with no set compensation. Mr. Daniel Najor has received 250,000 shares of Callingcard's common shares of stock as incentive to organize and implement Callingcard's business plan. Mr. Nazar Najor has received 250,000 shares of Callingcard's common stock as incentive to help organize and implement Callingcard's business plan. The loss of Mr. Daniel Najor's services and Mr. Nazar Najor's services may hamper Callingcard's ability to implement its business plan, and could cause Callingcard's shares of stock to be devalued. Callingcard is also dependent upon Mr. Daniel Najor's and Mr. Nazar Najor's entrepreneurial skills and experience to implement the business plan and his services would be difficult to replace. Both Daniel and Nazar Najor's time is not solely dedicated to Callingcard and this fact may result in delay(s) in the completion of potential market development and implementation of the business plan. Callingcard has no employment agreements with management, and there is no assurance these individuals will continue to manage Callingcard's affairs in the future. Callingcard has not obtained key man life insurance on Mr. Daniel Najor or Mr. Nazar Najor. Investors will not have any financial indicators to evaluate the merits of Callingcard's business activity, therefore, investors should carefully and critically assess the background of Mr. Daniel Najor and Mr. Nazar Najor. Daniel and Nazar Najor are brothers and have been in various businesses both together and solely prior to this offering. The possible lack of time and attention to Callingcard could cause the investor to lose all or part of the investment. See "Directors and Executive Officers".


Callingcard's Heavy Dependence On Outside Sales Consultants Marketing
---------------------------------------------------------------------
Professionals.
--------------

     Mr. Daniel Najor, Chairman and CEO of Callingcard, and the senior officer group, have had no direct experience in the sales of calling card units or co-advertising ventures with calling card units. However, both Daniel and Nazar Najor, Callingcard's officers and directors are in the retail grocery business and are familiar with the coupon segment of the advertising industry. These two officers and directors of Callingcard do not have direct experience in the marketing and sales of calling card units and will rely solely on experienced marketing and advertising consultants. Although Mr. Daniel Najor and Mr. Nazar Najor have general sales and marketing experience, Callingcard must rely on outside consultants and hired marketing professionals to assist in the development, sales and marketing decisions of the "Callingcard" business.


Callingcard May Have Overestimated The Marketability Of The Callingcard Concept
-------------------------------------------------------------------------------
And Has No Assurnce Of Future Industry Growth Which Could Result In Minimum
---------------------------------------------------------------------------
Product Sales Or Business Failure.
----------------------------------

     There can be no assurance that unique advertising promotions and the calling card unit industry growth will occur or continue. Callingcard has not conducted a formal market study. Market information presented in this prospectus are inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors beyond Callingcard's control. An adverse change in size or growth rate of the telephone calling card unit market is likely to have an adverse effect on Callingcard's business, financial condition and operating results, resulting in a significant decline of the value of Callingcard's stock and could cause the investor to lose all or part of the investment.


Callingcard's Potential Business Combinations Dilute Stockholder Value.
-----------------------------------------------------------------------

     Callingcard may not be successful in developing a viable market for the "Callingcard" business even though every reasonable effort will be made to implement Callingcard's business plan. In the event that Callingcard cannot achieve reasonable sales after a significant and concerted effort, management will need to devote a significant portion of time to the evaluation of other business opportunities which may be available to Callingcard. In the event of a business combination, the ownership interests of holders of existing shares of Callingcard's stock will be diluted. Due to limited financial resources, should the initial business plan falter, the only way that Callingcard will be able to diversify its activities would be to enter into a business combination.


       Any asset acquisition or business combination would likely include the issuance of a significant amount of Callingcard's common shares of stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Callingcard's stockholders may not have an opportunity to vote on the transaction. For example, Callingcard's Board of Directors may decide to issue an amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Callingcard's officers and directors must exercise their powers in good faith, with the best interests of the corporation in mind, however such business combination could cause the investor to lose all or part of the investment.


Callingcard's Potential Business Combinations Could Be Difficult To Integrate
-----------------------------------------------------------------------------
And May Disrupt Business Operations Resulting In Delays Or Business Failure.
----------------------------------------------------------------------------


     Any acquisition or business combination could disrupt Callingcard's ongoing business, distract management and employees and increase operating expenses. If Callingcard acquires a company or joint venture partner on any of Callingcard's business promotions, Callingcard could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Callingcard. Acquisitions also involve the need for integration of administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions could limit Callingcard's profitability and decrease the value of its stock. In addition, Callingcard's liquidity and capital resources may be diminished prior to, or as a result of, the consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the acquired business entity and could cause the investor to lose all or part of the investment..


Callingcard May Enter Into A New Line Of Business Which Investors Could Not
---------------------------------------------------------------------------
Evaluate.
---------


     In the event of a business combination, acquisition, or change in shareholder control, Callingcard may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. Callingcard may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Callingcard's common shares of stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Callingcard's management. This potential new management may decide not to continue to implement Callingcard's current business plan, and may decide to enter into a business completely unrelated business which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose part of the investment or their entire investment.



Financial Risks



Callingcard May Need Additional Financing Which May Not Be Available.
---------------------------------------------------------------------


     Callingcard's ultimate success will depend on its ability to raise investment capital and no commitments to provide additional funds have been made by management or other shareholders. Callingcard has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance funds will be available from any source or, if available, that they can be obtained on terms acceptable to Callingcard. If additional capital is not available, Callingcard's operations would be severely limited, and it would be unable to implement its business plan and could cause the investor to lose all or part of the investment.

Risks Related to the Securities Market

Callingcard's Common Stock Has No Prior Market, And Prices May Decline After The
--------------------------------------------------------------------------------
Offering And Cause The Investor To Lose All Or Part Of The Investment.
----------------------------------------------------------------------

     There is no public market for Callingcard's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Callingcard's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Callingcard's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Callingcard's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Callingcard's common shares of stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Callingcard and could cause an investor to lose all or part of the investment.


Callingcard's Investors May Face Significant Restrictions On The Resale Of
--------------------------------------------------------------------------
Callingcard's Stock Due To State Blue Sky Laws And Could Cause The Investor To
------------------------------------------------------------------------------
Lose All Or Part Of The Investment.
-----------------------------------

     Because Callingcard's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell or purchasers to buy Callingcard's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration. This governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration. Callingcard does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Callingcard's shares of stock.

     Accordingly, investors should consider the secondary market for Callingcard's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification and could cause the investor to lose all or part of the investment.


Callingcard's Investors May Face Significant Restrictions On The Resale of
--------------------------------------------------------------------------
Callingcard's Shares Of Stock Due To Federal Penny Stock Regulations And Could
------------------------------------------------------------------------------
Cause The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------------

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Callingcard's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Callingcard and its securities. The rules may further affect the ability of owners of Callingcard's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Callingcard's Offering Is A Direct Participation, Self Underwritten
-------------------------------------------------------------------
Minimum/Maximum, Best Efforts Basis, And If The Minimum Amount Is Not Achieved,
-------------------------------------------------------------------------------
The Investor's Funds May Be Held, Without Interest, Until Ten Days After The
----------------------------------------------------------------------------
Offering Completion Date.
-------------------------

     All funds derived from the sale of Callingcard's shares in this offering shall be escrowed until the minimum amount of $20,000 representing 20,000 shares @ $1.00 per share is achieved. If that amount is not achieved until the completion date of February 28, 2003, the investor's funds may be held, without interest, and not returned to the investor until 10 days after the completion date or February 28, 2003. There will not be any funds withheld in the event that the minimum amount is not achieved, however the investor will lose the benefit of interest on the funds held.



Callingcard's Board Of Directors Has The Ability To Designate The Rights,
-------------------------------------------------------------------------
Preferences And Privileges Of The Authorized Preferred Shares Which Could Cause
-------------------------------------------------------------------------------
Significant Common Share Dilution To The Investor.
--------------------------------------------------


     Callingcard's Articles of Incorporation and Bylaws allow the Board of Directors to issue Preferred Shares and to designate what those preferences are as opposed to the common shareholders. Callingcard could issue preferred shares for assets or financing and Callingcard's Board of Directors would have the sole authority to designate the rights attached to those preferred shares. Those preferred shares could convert into a pre-determined amount of common shares. This conversion from preferred shares to common shares would cause dilution to the investors shares. Every conversion from preferred shares to common shares will carry the voting rights of one vote per common share and could affect the control of the management of Callingcard. Additionally, in the case of a corporate liquidation, preferred shareholders have preferred rights over common shareholders. Such rights of preferred shareholders could substantially dilute shareholder value.


                                 USE OF PROCEEDS


     The net proceeds to Callingcard from the sale of the 2,000,000 shares of common stock offered by Callingcard, at the public offering price of $1.00. per share, is $2,000,000, less the cost of the offering which is estimated to be $15,000 or $1,985,000. This Offering is a self-underwriting and Daniel Najor, President and Board Chairman and Nazar Najor, Secretary/Treasurer and Director of Callingcard is solely responsible for the sale of the stock. There is no commission being paid to management for the sale of the shares of stock and Callingcard does not have commissioned sales people selling these shares of stock. If only the minimum amount of 20,000 common shares of stock are sold, then $15,000 shall be used to pay for the offering fees and Callingcard would have a surplus of $5,000 for general corporate purposes. Investors should be aware that if Callingcard is only able to sell the minimum amount of shares registered for sale in this offering ,there is no assurance that Callingcard will be able to obtain any additional financing which would possibly make Callingcard's share of common stock decrease substantially or to become worthless. If the maximum amount of common shares of stock are sold by way of this offering, Callingcard expects to use the net proceeds in the following manner:


        Net Proceeds if all shares are sold by Callingcard:  $2,000,000
                   $ 500,000  -  Telephone Long Distance Service Purchase
                     250,000  -  Calling Card Unit Manufacturing
                     250,000  -  Advertising and Marketing
                     500,000  -  Co-advertising Programs
                     485,000  -  General Working Capital
                      15,000  -  Offering Expense
                Total Use of Proceeds: $2,000,000

        Net Proceeds if 50% of the shares are sold by Callingcard: $1,000,000
                   $ 250,000  -  Telephone Long Distance Service Purchase
                     250,000  -  Calling Card Unit Manufacturing
                     250,000  -  Advertising and Marketing
                     235,000  -  Working Capital
                      15,000  -  Offering Expense
                Total Use of Proceeds:  $1,000,000

        Net Proceeds if 25% of the shares are sold by Callingcard:  $500,000
                   $ 100,000  -  Telephone Long Distance Service Purchase
                     100,000  -  Calling Card Unit Manufacturing
                     200,000  -  Advertising and Marketing
                      85,000  -  Working Capital
                      15,000  -  Offering Expense
                 Total Use of Proceeds: $500,000

   Net Proceeds if the minimum amount of shares are sold by Callingcard: $20,000

     These funds will be used for the expenses of the offering and general corporate expenses.

     The priorities in the use of proceeds is that to implement the marketing program for Callingcard locations. The advertising and marketing expense is the next priority to achieve a customer base for calling card unit sales. The amount of the shares sold in the offering will determine how many markets (cities) the Callingcard business plan will be implemented. If the maximum amount of shares of stock are sold, then Callingcard will seek to implement its plan in the South Western region of the United States; if less than the maximum is sold, then Callingcard will implement its business plan accordingly.


     In the event that only 25% or 500,000 common shares of stock are sold, then Callincard would concentrate its business plan on a limited and local basis only. In the event that 50% or 1,000,000 common shares of stock are sold, then Callingcard would initiate its plan on a local basis and potentially expand regionally and/or nationally if Callingcard is able to achieve sales. There is no assurance that Callingcard will ever be able to initiate or sustain sales.


     If Callingcard is not successful in their first sales and advertising market, the second sales and advertising market or subsequent sales and advertising markets, if any, and if Callingcard has exhausted all possibility of continuing with the Callingcard concept, then Management will seek other profitable business opportunities and will act accordingly with the funds remaining. At this time, there is no plan to dedicate any funds to any other business than the Callingcard concept. Callingcard will continually evaluate other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Callingcard may use a portion of the proceeds for these purposes only if the Callingcard concept is proven to be unsuccessful and there are no plans to spend any of the proceeds on other business. Callingcard is not currently a party to any contracts pertaining to the acquisition of store locations or any real estate. Callingcard is not a party to any letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described herein. Callingcard has not investigated any other business opportunity at this time and does not plan to do so unless the Callingcard concept is not a viable business.

     Callingcard has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, Callingcard's management will have significant flexibility in applying the net proceeds of the Offering.



                                    DILUTION

     Callingcard is authorized to issue a substantial number of shares of common stock, up to the authorized share capital of 100,000,000 common shares of stock and 10,000,000 preferred shares of stock, in addition to the shares comprising the shares in this offering. The preferred stock can be issued in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. In the event that Callingcard does not achieve the maximum by way of this offering, Callingcard will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of stock which could cause a material dilution to investors in this offering.

     As of January 31, 2002, Callingcard had a net tangible book value of $0.00. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in Callingcard's net tangible book value, except for the sale of the shares in this offering at a price of $1.00 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following tables reflect the dilution if (1) the minimum amount of 20,000 shares are sold in this offering;
(2) the midpoint amount of 1,000,000 shares are sold in this offering; and (3) the maximum amount of 2,000,000 shares are sold in this offering.




--------------------------------------------------------------   ----------------------------------------------------------
                                Prior to          After                                        Prior to       After Sale of
                                   Sale          Sale of                                         Sale          1,000,000
                              (Jan.31, 2002)  20,000 Shares                                 (Jan. 31, 2002)      Shares
--------------------------------------------------------------   ----------------------------------------------------------
Number of Shares                4,480,000       4,500,000        Number of Shares              4,480,000      5,480,000
--------------------------------------------------------------   ----------------------------------------------------------
Public offering price              n/a             1.00          Public offering price            n/a            1.00
per share                                                        per share
--------------------------------------------------------------   ----------------------------------------------------------
Net tangible book                                                Net tangible book
value per share of                                               value per share of
common stock before                0                  0          common stock before                0               0
the offering                                                     the offering
--------------------------------------------------------------   ----------------------------------------------------------
Pro forma net tangible                                           Pro forma net tangible
book value per share                                             book value per share
of common stock after              0               .00044        of common stock after              0             .182
the offering                                                     the offering
--------------------------------------------------------------   ----------------------------------------------------------
Increase to net tangible                                         Increase to net tangible
book value per share                                             book value per share
attributable to purchase                                         attributable to purchase
of common stock by                  0              .00044        of common stock by                 0             .182
new investors                                                    new investors
--------------------------------------------------------------   ----------------------------------------------------------
Dilution to new investors          n/a             .999          Dilution to new investors        n/a            .818
--------------------------------------------------------------   ----------------------------------------------------------








                                       15


---------------------------------------------------------
                                             After Sale
                              Prior to           of
                                Sale         2,000,000
                           (Jan. 31, 2002)    Shares
---------------------------------------------------------
Number of Shares              4,480,000      6,480,000
---------------------------------------------------------
Public offering price            n/a           1.00
per share
---------------------------------------------------------
Net tangible book
value per share of
common stock before               0               0
the offering
---------------------------------------------------------
Pro forma net tangible
book value per share
of common stock after             0            .3086
the offering
---------------------------------------------------------
Increase to net tangible
book value per share
attributable to purchase          0            .3086
of common stock by
new investors
---------------------------------------------------------
Dilution to new investors        n/a            .691
---------------------------------------------------------

     Callingcard's net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the net tangible book value.

      On May 3, 1998, 200,000 restricted common shares of stock were issued to the officers and directors of Callingcard; 100,000 to Daniel Najor and 100,000 to Nazar Najor for organizational and management services from April 21, 1998 to December 31, 2001. On January 24, 2002, 300,000 restricted common shares of stock were issued to the officers and directors of Callingcard; 100,000 to Daniel Najor and 100,000 to Nazar Najor for management services from January 1, 2002 to December 31, 2002. There is no plan to further compensate the officers and directors until the business is implemented and sales are achieved. At that time, the officers and directors services will be assessed.

     On December 10, 1998, 3,000,000 restricted common shares of stock were issued to Daniel Najor, the President and Board Chairman of Callingcard (or designees) in exchange for the "Callingcard" telephone technology. On December 18, 1998, 965,000 restricted common shares of stock were issued to Daniel Najor, the President and Board Chairman of Callingcard (or designees), in exchange for management services pertaining to the purchase and sale agreement pursuant to the development of the "Callingcard" concept. These issuances are to be considered as a "non-arms length" transaction.

     This offering itself involves immediate and substantial dilution to investors. Any common shares of stock issued or preferred shares of stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of common shares of stock purchased in this offering.



                         DETERMINATION OF OFFERING PRICE

     Callingcard arbitrarily determined the price of the common shares of stock in this Offering. The offering price is not an indication of and is not based upon the actual value of Callingcard. The offering price bears no relationship to the book value, assets or earnings of Callingcard or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.



                              PLAN OF DISTRIBUTION



     Callingcard intends to sell a minimum of 20,000 shares of common stock and a maximum of 2,000,000 shares of its common stock to the public on a self-underwriting "best efforts" basis. There can be no assurance that any of these common shares of stock will be sold. This Offering may only be sold by Daniel Najor, Callingcard's President and Board Chairman, and Nazar Najor, Secretary/Treasurer and Director. There is no commission being charged to Callingcard. The gross proceeds to Callingcard will be $2,000,000, less the $15,000 in offering costs, netting Callingcard $1,985,000, if all the common shares of stock offered are sold by Callingcard. The gross proceeds to Callingcard will be $20,000 if only the minimum amount of common shares of stock offered is sold by Callingcard and in that event, Callingcard will be able to pay the offering costs of $15,000 and obtain a surplus of $5,000 which will be used for general corporate expense. No public market currently exists for the common shares of Callingcard's common stock. Callingcard intends to have a licensed broker/dealer apply to have its shares traded on a regional stock exchange and/or the OTC bulletin board under the symbol "CALL". All prospective purchasers will be subject to the provisions of the Subscription Agreement,
Exhibit 4.2, and Prospective Purchaser Questionnaire. The Subscription Agreement will have the amount of shares to be purchased, the price of the shares, how to send funds and other provisions and information of the purchaser. In the Prospective Purchaser Questionnaire, the prospective purchaser of common shares of stock of this offering needs to meet the minimum income and net worth requirements in order to be deemed as a qualified investor. If the prospective purchaser of common shares of stock in this offering does not meet the income and net worth requirement, then Callingcard will reject such Subscription Agreement and return all funds, if received.





                                LEGAL PROCEEDINGS

     Callingcard is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against Callingcard or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.



              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                          EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer and control person of Callingcard.


  ----------------------------- ---------- ------------------------------------
  NAME                             AGE     POSITION
  ----------------------------- ---------- ------------------------------------
  Daniel Najor                     48      President, Board Chairman

  Nazar Najor                      57      Secretary/Treasurer and Director
  ----------------------------- ---------- ------------------------------------

     On April 24,1998, the Board of Directors was elected and installed. Nazar Najor was President and Board Chairman and Daniel Najor was Secretary/Treasurer and Director. In January, 2002 when the predecessor corporation, Tver Acquisition Corp., a Delaware corporation, facilitated a merger and change of domicile and name to the state of Nevada. At that time, Mr. Daniel Najor became President and Board Chairman and Mr. Nazar Najor became Secretary/Treasurer and Director. Callingcard's Bylaws provide for their officers and directors to serve for a term of 2 years, Unless otherwise notified by way of a Board of Directors Meeting. Shareholders can elect new directors at an annual general shareholders meeting or extraordinary or special shareholders meeting which would take precedence over the 2 year term provision in the Callingcard Bylaws. Therefore, the officers and directors will be elected for one-year terms at the annual shareholders' meeting. The officers will hold their positions at the pleasure of the Board of Directors.

Daniel Najor, President and Board Chairman:
-------------------------------------------


     Originally from Detroit, Michigan, Daniel Najor started his business career in the grocery business. In 1974, at the age of 21, purchased his first supermarket, Great Scott Supermarket in Lakeside, California, with his brothers. Great Scott Supermarket was over 14,000 square feet and had gross sales of approximately $7,000,000 per annum. Mr. Daniel Najor owned 25% of that store and sold it two years later. Mr. Najor has over 25 years of experience in the grocery business and has experience in food retailing, food manufacturing, cost controls, and all facets of grocery and fresh food preparations. Mr. Daniel Najor is the Co-Founder, President and Director of Contexual Trading Company, Inc. Mr. Najor presently operates the day to day activity of the "Food Palace Supermarket" grocery store, owned by Contexual Trading Company, Inc. Mr. Najor also has a substantial interest in the development of new technology and developed the Callingcard concept and system due to his experience in selling calling cards and redeeming coupons in the normal course of business of operating a grocery business.

     Mr. Najor has been involved in the financing business since 1984 and has completed over $200 million dollars in Finaning pertaining to real estate and corporate finance. Daniel Najor is President of DLN Financial, Inc. since its inception in 1986. Mr. Najor also served as a director of Cypress Financial Services, Inc., a publicly held company from 1996 to 1997; Cypress Financial Services, Inc.was in the financial services and financial collection industry.

     Mr. Najor is an experienced business executive and is the co-founder of Callingcard and the co-inventor of the patent of the calling card unit which is now the asset of Callingcard. Daniel Najor is the founder and former Board Chairman of Virtual Gaming Technologies, Inc. "VGTI", a publicly held company which developed gaming software for the gaming industry. Mr. Najor is also the founder, President and Board Chairman of Food Palace International, Inc., which is the franchisor for a specialty grocery market and the founder and Board Chairman of Tierra Telecom, Inc.


     Summary of Professional Experience of Daniel Najor within the last five years:

     Current positions:

     President/Board Chairman -January, 2002 to present - Callingcard
          Industries, Inc. Duties include setting policy for the implementation of the Callingcard business plan, the financing of the business plan and all other aspects of day to day activity.
     Secretary/Treasurer/Director - April, 1998 to January, 2002 - Tver
          Acquisition Corp., predecessor company to Callingcard Industries, Inc. Duties included the development of the Callingcard technology and system and all other secretary /treasurer and director duties.
     Board Chairman - 1996 to present - Virtural Gaming Technologies, Inc., a public company which developed gaming software. Duties include setting policy for management and other board related responsibilities.
     President/Director - 1986 to present - DLN Financial, Inc., mortgage brokerage firm and mortgage loan originators. Duties include setting policy for management and other board related responsibilities.
     Founder/ Board Chairman - 1999 to present - Tierra Telecom, Inc., a company which manufactures telephone Switches. Duties include setting policy for management and other board related responsibilities
     President/ Board Chairman - 1998 to present - Food Palace International,
          Inc.
     Co-Founder, President/Director - 1976 to present - Contexual Trading
          Company, owner of Food Palace grocery store and related Food Palace fresh food and grocery products. Duties include overseeing day to day activity of the retail grocery business and its related services and other board related responsibilities.

     Daniel Najor has been married for 19 years with 3 children, ages 17, 15 and
4. Daniel Najor is a licensed pilot, enjoys business and travel, founding technology and other business projects and golf.



     Nazar Najor, Secretary/Treasurer & Director:
     --------------------------------------------

     Mr. Nazar Najor is a multi-faceted experienced business executive, with an extensive retail grocery, restaurant and real estate development background. Mr. Najor is currently the Chief Executive Officer of Live Oak Springs Resort in Boulevard, California. Mr. Najor developed the entire resort and oversees the day to day operation of all departments of the resort, including the restaurant, market, lodging facilities, mobile home park, recreational vehicle part and PUC water company.

     In addition to Mr. Najor's development and overseeing the operations of the Live Oak Springs Resort, Mr. Najor also acts as an integral members of the Board of Directors of Contexual Trading Company, Inc., owner of the Food Palace Supermarket, San Diego, California. Mr. Najor has owned and managed the Lakeshort Farms Market in Lakeside, California and owned and managed the Rackhouse Restaurant in Lakeside, California.


     Mr. Najor has a diverse educational background in business, law and communications for a period of over 20 years, including 5 years of Philosophy and Science. Even though Mr. Najor has not obtained a degree in any one subject, he acts as a communications coach due to his education and training in Advanced Communications.

     Summary of Professional Experience of Nazar Najor within the last five years:

     Secretary/Treasurer/Director - January, 2002 to present - Callingcard
          Industries, Inc. Duties include all secretary/ treasurer and director duties. Mr. Nazar Najor is not responsible for the day to day activity of the company.

     President/Board Chairman - April, 1998 to January, 2002 - Tver Acquisition
          Corp., predecessor of Callingcard Industries, Inc. Duties included the acquisition and the development of the Callingcard technology.
     Chief Executive Officer/Director - 1984 to Present -Live Oak Springs
          Resort. Duties include all phases of the resort's operation and all day to day activity
     Director - 1996 to present - Contexual Trading Co. - Duties include setting policy for management and all other director responsibilities. Secretary/Treasurer/Director - Food Palace International, Inc. - Duties
          include developing the Food Palace franchise and marketing concept and all other secretary and treasurer and director duties.


     Daniel Najor and Nazar Najor have been the only two officers and directors since the inception of Callingcard on April 21, 1998. Mr. Nazar Najor was President and Board Chairman of the predecessor company, Tver Acquisition Corp.; Mr. Daniel Najor was Secretary/Treasurer and Director of the predecessor company, Tver Acquisition Corp.

     Mr. Daniel Najor anticipates spending at least 8 hours per week on this project after completion of adequate financing and Mr. Nazar Najor anticipates spending 5 hours per month on company duties. Mr. Daniel Najor and Mr. Nazar Najor are brothers.



                                 ADVISORY BOARD

     Mr. Daniel Najor, will act as Advisory Board Chairman for a term of two years. Mr. Daniel Najor is actively recruiting Callingcard's first advisors. All advisors shall be compensated with restricted common shares of Callingcard's stock commensurate with their services.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 31, 2001, Callingcard's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Callingcard to own beneficially, more than 5% of its common stock, and the share holdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares shown.




                                                                   Percentage of
Name                                           Shares Owned        Shares Owned
--------------------------------------------------------------------------------

Daniel Najor, President and Board Chairman       250,000              5.58%
3550 National Avenue
San Diego, California 92113

Nazar Najor, Secretary/Treasurer & Director       250,000             5.58%
3550 National Avenue
San Diego, California 92113

Other Najor family members As a Group           1,100,000             24.55%
Each family member owns less than 5%
--------------------------------------------------------------------------------
  ALL EXECUTIVE OFFICERS & DIRECTORS
  AND SIGNIFICANT EMPLOYEES, AND                                      37.71%
  BENEFICIAL OWNERS AS A GROUP
--------------------------------------------------------------------------------


                            DESCRIPTION OF SECURITIES

     The following description of Callingcard's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Callingcard's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The authorized capital stock of Callingcard consists of 100,000,000 shares:
100,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.01 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Callingcard's common stock.

     The holders of shares of common stock of Callingcard do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Callingcard's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the near future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of the corporation, Callingcard's shareholders are entitled to receive, ratably, the net assets of Callingcard available to shareholders after payment of all creditors. Article IV in Callingcard's Articles of Incorporation states that:
"The holders of the preferred shares and common shares are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 preferred stock. Article V of Callingcard's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". Callingcard's Bylaws, Article II provides for an annual shareholders meeting to be held on or before June 30th of each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.


     As of the date of this Registration Statement, there are 4,480,000 common shares of stock issued and outstanding and 174 shareholders. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees. Callingcard's officers and directors have been issued a total of 500,000 restricted shares each, representing 250,000 shares for each of the 2 officers/directors, Daniel Najor and Nazar Najor. To the extent that additional shares of Callingcard's common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL


     These experts have been retained in connection with the registration or this offering of Callingcard's common shares of stock. Mr. Tolan Furusho, Attorney at Law, 12729 Northup Way, Bellevue, Washington 98005, (425) 452-8639, was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Furusho does not own shares of stock of Callingcard. Andersen, Andersen & Strong, 941 East 3300 South, Salt Lake City, Utah 84106, has been engaged to provide the audited financial statements in connection with this offering.




                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


     Callingcard's Bylaws, filed herewith as Exhibit 3.2, provide in ByLaw VII that it will indemnify and hold harmless each "corporate officer, director and agent" who is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Callingcard or is or was serving at the request of Callingcard as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Callingcard pursuant to the foregoing provisions or otherwise, Callingcard has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.



                             DESCRIPTION OF BUSINESS



     Background
     ----------



     Callingcard was formed as Tver Acquisition Corp. under the laws of the State of Delaware on April 21, 1998. On January 23, 2002, Callingcard Industries, Inc was incorporated in the State of Nevada. The Delaware corporation entered into a merger agreement with the Nevada Corporation, pursuant to an Agreement and Plan of Merger and Reorganization adopted by the Board of Directors of each corporation. The effective date was January 25, 2002 and the State of Nevada effected the merger as of July 7, 1998, when the documents were filed with the State of Nevada. The Nevada corporation issued its shares on a one for one basis with the Delaware corporation. Callingcard is in its early developmental and promotional stages. To date, Callingcard's activities have been to evaluate certain business opportunities commencing with the potential market of a proprietary bicycle lock product in the United States. That project was abandoned when the opportunity of the "Callingcard" concept was presented. Callingcard's efforts have been organizational, directed at the development of the "Callingcard" distribution business and the raising of its initial capital. Callingcard has not commenced commercial operations. Callingcard has only two part time employees, that being Callingcards's officers and directors, Daniel Najor and Nazar Najor. Callingcard has no full time employees and owns no real estate. Callingcard's business plan is to enter the market with the "Callingcard" concept and system on the most cost effective basis known to management, i.e. to present the Callingcard concept to national product manufacturers, such as soft drink companies, and include their soft drink advertising on the back of the Callingcard unit which will be used by the consumer for long distance calling and when the long distance telephone credit is used, then the Callingcard unit will become a coupon for the advertisers goods and services. The Callingcard unit can be a free promotion with a product, such as a $10. Callingcard unit can be included in a 24 package of soft drinks and the consumer will have $10 in free telephone long distance time with the purchase of soft drinks. In this case, the soft drink manufacturer will pay

Callingcard for the Callingcard units. In another circumstance, the Callingcard units can be purchased from convenience, grocery and drug stores. The purchaser is usually a long distance telephone called who purchased the long distance telephone time cards from competitors. The difference with the Callingcard concept is that when the long distance telephone time has been used, the consumer gets a coupon on the back of the card to be redeemed for goods and services, as opposed to an empty card with no further value. The co-advertising of national products with the calling card units is the first projected business which will initially implemented upon financing.



     There are both common and preferred shares authorized by Callingcard. Callingcard's has a share capitalization of 100,000,000 common shares at a par value of $.001 per share and 10,000,000 preferred shares authorized, at a par value of $.001. There were 10,000,000 preferred shares of stock authorized in the predecessor Delaware corporation. Callingcard's principal executive offices are in San Diego, California within the offices of the telephone calling card technology, Mr. Daniel Najor, who is also the President and Board Chairman of Callingcard. The offices are located at 3550 National Avenue, San Diego, California 92113. Callingcard does not pay rent or other office expense and is not expected to pay rent or office expenses until significant sales have been completed.


     General
     -------



     In addition to the "Callingcard" calling card unit concept of direct long distance telephone time sales in regional or national retailers, such as 7-11 and other convenience and grocery and drug stores, Callingcard intends to implement their main business strategy on joint venture advertising concepts with regional and national advertisers who will get several opportunities to advertise their products with the Callingcard concept and system: (1) when the consumer acquired the card as the advertiser's name and logo are displayed one side of the card; (2) when the consumer calls the 800 number provided by the long distance carrier, the consumer will reach a recording which will say, for example, "Drink XYZ Cola, enter your PIN and your call will be connected; (3) when the calling card unit is expired then the consumer can use the calling card unit for a coupon to exchange for goods and/or services, much in the same manner as a grocery coupon. Local and regional distributors will distribute and service the convenience store, grocery and drug store accounts to keep the Callingcard units in stock. These distributors usually charge a fee conducive with the retail price of the product. The "Callingcard" concept is adaptable to all major telephone company long distance providers throughout the world. This calling card unit can be as an advertising tool, coupon and long distance calling card throughout the world with many applicable uses and potential co-advertising partners.


     The primary objective of the business of Callingcard is to create a market for the "Callingcard" calling card units within the United States with the "roll-out" of product conducive with the available funds to sustain the business. The proceeds from this offering shall be dedicated to implement the initial business plan of Callingcard. If the maximum amount of common shares are sold by way of this offering, then the more comprehensive marketing program of Callingcard will be implemented . See "Use of Proceeds". There is no assurance that Callingcard will ever be able to sell the "Callingcard" concept to the potential advertising purchasers or that the "Callingcard" concept will be accepted by the consumer. Additionally, if Callingcard cannot obtain the necessary working capital, it is doubtful that Callingcard will be able to continue to operate as a going concern. Callingcard will only continue to operate its business as long as it is able to obtain financing.



Marketing Approach
------------------

     Upon financing and commencement of business, Callingcard will then attempt to advertise the "Callingcard" concept to the general public and to present the Callingcard concept to potential advertisers. Callingcard will also build a website for direct Internet and related sales. This marketing strategy, pursuant to Callingcard's initial market research, is the least costly and most comprehensive method to advertise at this initial stage of corporate sales development. Callingcard has not conducted a formal market study in connection with the implementation of Callingcard's business plan.

     The business approach used by many companies marketing new products or, in this case, a relatively unique calling card unit, is to establish as many joint advertising sales agreement as possible. Callingcard, is limited by working capital so the management of Callingcard elects to utilize its limited capital to test the market and use those results to expand the market. Callingcard relies heavily on the knowledge of its officers and directors and other experts who may from time to time be hired by Callingcard in their designated target markets.


Competition
-----------

     Callingcard has not conducted a market study to specifically define the competition, however there are large dominant leaders in the advertising industry, which include newspapers, radio, television. These advertisers have a large market share of the total advertising sector. These companies are usually profitable, heavily financed and have resources to establish many facilities and can providing advertising on a local and national basis. Management believes that Callingcard may be able to work on various potential joint advertising campaigns, or at least a segment of advertising projects with these dominate leaders in the advertising industry. Regional and national advertising agencies are competition to Callingcard, but could also be the agent for the Callingcard concept and system for their advertising clients.



Government Regulations Regarding Telecommunications Systems.
------------------------------------------------------------

     All long distance service and telephone companies in the United States of America are regulated by the Federal Communications Commission. Management of Callingcard does not perceive to be subjected to these government regulations as the long distance provider is the subject of any and all government telecommunication regulations. However, at the time of this offering, Callingcard has not sought legal counsel to research the marketing laws nor has Callingcard applied for clearance from any regulator regarding the proposed marketing program. Callingcard is not aware of any additional governmental regulations or pending regulations pertaining to Callingcard's business plan.



Employees
---------


     Callingcard is a development stage company and currently has 2 part time employees, that of Callingcard's officers and directors, Daniel and Nazar Najor. Callingcard has no full time, paid employees. Callingcard is currently managed by Daniel Najor, its President and Board Chairman, and Nazar Najor, Secretary/Treasurer and Director, and the Board of Directors. Callingcard looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Marketing consultants are estimated to cost $25,000 to $50,000 per year plus a percentage of sales, estimated to be between 3% and 10% of the sales achieved by the marketing consultants or marketing group. Callingcard may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. Marketing employees are estimated to require a salary of $40,000 to $50,000 per year with a percentage of direct sales, estimated to be between 3% and 10% of sales achieved. A portion of any employee compensation is likely to include the right to acquire shares of stock in Callingcard, which would dilute the ownership interest of holders of existing shares of its common stock. At this time, there is no plan for any amount of shares to be issued to prospective employees and the prospective employees would have to work for Callingcard for a minimum of two years to be able to earn the right to acquire common shares of stock from Callingcard.





Available Information and Reports to Securities Holders
-------------------------------------------------------


     Callingcard has filed with the Securities and Exchange Commission a Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Callingcard and its common stock, see the Registration Statement and the exhibits and schedules. Callingcard's filings with the Commission are available to the public from the Commission's website at http://www.sec.gov.


     Upon completion of this offering, Callingcard will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the website of the Commission referred to above.



            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Callingcard's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for "Callingcard" concept and system. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Callingcard's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Callingcard described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Callingcard's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.



Plan Of Operation
-----------------

     It is the intention of Callingcard to commence business when the offering is completed or partially completed. Callingcard does not presently have any revenues and must implement a marketing program from inception. Management of Callingcard will dedicate sufficient time in order to initiate its business plan once the funds become available. Callingcard intends to expand the business by advertising and marketing the Callingcard concept once it is practicable. There is no assurance that Callingcard will be able to attract distributors or co-advertisers market the "Callingcard" program.


     Callingcard needs sufficient capital to commence their business plan. Callingcard is relying upon this offering to provide the capital needed to implement their business plan to the extent that the offering is sold. If a minimum of 25% of the offering is sold, Callingcard shall have a minimum of $500,000 which is a sufficient amount of capital to commence business and sustain that business for the first twelve months without the necessity of further financing. This $500,000, less the $15,000 to pay for this offering expense, would be partially spent on the purchase of telephone long distance calling time from a major telephone service provider. This amount is estimated to be $100,000. Once the telephone long distance calling time is purchased, then Callingcard will direct its efforts to the national products manufacturers to find a joint venture participant who wants to place their advertising on the back of the Callingcard unit. This marketing and the advertising of the Callingcard unit to the potential national advertisers is estimated to cost $150,000, leaving another $50,000 to advertising the Callingcard unit to potential retailers, distributors and consumers. A portion of the $150,000 budgeted for advertising and marketing to potential national advertisers will be dedicated to the employing of 2 full time advertising employees for this time period estimated to be $50,000 per employee or marketing professional for a total of $100,000 out of the $150,000 dedicated to this category. Callingcard believes that once an advertising sale is made then the cost of manufacturing the Callingcard units will probably be carried by the advertiser. However, Callingcard has budgeted $100,000 for Callingcard unit manufacturing in the event that Callingcard may need to provide the Callingcard units to the advertiser where Callingcard initially pays for the Callingcard units, providing there is a bona fide purchase order and advertising contract from a national product company. In that event, Callingcard would receive payment on the purchase order and/or contract once the Callingcard units are delivered to either the national product company or the national product company's distributor. Callingcard would have a surplus for general working capital needs of $85,000 for the first twelve months.

Results of Operations
---------------------

     During the period from April 21, 1998 through January 31, 2002, Callingcard has engaged in no significant operations other than organizational activities to market the "Callingcard" concept and system, raise initial capital and the preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Callingcard during this period.

     For the current fiscal year, Callingcard anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Callingcard anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Callingcard's business plan is to complete the development stage marketing strategy for the "Callingcard" concept and system. Callingcard will then determine the feasibility of marketing the "Callingcard" concept and system in various market segments on the most cost effective basis known to management.


Liquidity and Capital Resources
-------------------------------

      Callingcard remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Callingcard's balance sheet as of January 31, 2002, reflects total assets of $0.00.

      Callingcard expects to carry out its plan of business as discussed above. Callingcard has no immediate expenses. Mr. Daniel Najor and the Officers and Board of Directors will serve in their capacities without compensation until a market is developed for the "Callingcard" concept and system. There will be compensation for Officers and Directors once Callingcard commences sales and can afford to pay its management.


       Callingcard is only able to implement its business plan as Callingcard is able to finance the business plan. If a minimum of 25% of the offering or 500,000 shares are sold, then Callingcard will have a minimum of $500,000 to commence its business plan. That amount of funds will allow Callingcard to implement its business plan on a local basis and will be able to sustain operations for the next twelve months without further financing. In the event that Callingcard is able to achieve the sale of 50% of the offering or 1,000,000 shares, then Callingcard can implement its business plan on a more expanded basis and will be able to sustain operations for the next eighteen months. If Callingcard is able to sell the maximum amount of the offering or 2,000,000 shares, Callingcard can implement its business plan and be able to sustain its operations for 24 months or longer without the need for further financing.


      In addition, Callingcard may engage in a combination with another business. Callingcard does not have any specific business combination targeted, but there may be a business which would lend itself to some sort of combination as Callingcard begins to implement its business plan. Callingcard cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a potential business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Callingcard may eventually combine, if ever. Callingcard has engaged in discussions concerning potential business combinations concepts, but has not identified any potential business combination or entered into negotiations or any agreement for such a combination.

     Callingcard will need additional capital to carry out its business plan or to engage in a potential business combination if the majority of the shares offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Callingcard or at all.




                             DESCRIPTION OF PROPERTY


     Callingcard currently maintains its office at the office of Callingcard's President and Board Chairman, Daniel Najor, at 3550 National Avenue, San Diego, California 92113. Callingcard does not pay rent or other office expense at this time and does not intend to until this offering is completed and sales commence and these expenses have been prepaid to December 31, 2002, by a 300,000 common share of stock share distribution to Callingcard's officers and directors in January, 2002.

      Callingcard's management does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

      Callingcard does not intend to rent or purchase separate office facilities. Callingcard intends to operate its offices from its current facility, at no charge, until the business becomes profitable or when the proposed marketing program requires another office location outside the original "Callingcard" executive office. At the present time, there is no such office space identified or rented or contemplated being rented.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No director, executive officer or nominee for election as a director of Callingcard, or the owner of five percent or more of Callingcard's outstanding shares of stock or any member of their immediate family has entered into or proposed any transaction, other than that as described herein, in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts. The officers and directors have received a total of 500,000 restricted common shares of stock representing 250,000 for each of the two officers/directors. Callingcard does not intend to have stock options offered to its officers, directors of significant employees.

     There are 4,180,000 restricted, common shares of stock issued over two years ago which could be possibly sold into the marketplace under Rule 144. These shares were issued in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended. Of these 4,180,000 common shares of stock, 200,000 common shares of stock are owned by the officers and directors, Daniel Najor and Nazar Najor (100,000 common share of stock each). Out of the 4,180,000 restricted common shares of stock which could possibly be sold into the marketplace under Rule 144K, management of Callingcard does not know of any shareholder or been notified of any shareholder who will sell their shares prior to Callingcard fully implementing its business plan, however management does not have any assurance that eligible shares pursuant to Rule 144 will not be sold and Callingcard has no control over the sale of those shares. The shareholders which could possibly sell shares and the amount of shares are:

FSI Financial Shelter, Inc.         - 200,000 shares+;
493-525 BC, Ltd                     - 200,000 shares+;
Tidewater Property Management, Ltd. - 200,000 shares+;
Coleman Communications, Ltd.        - 200,000 shares+;
Peru Imports, LLC                   - 200,000 shares+;
Moshiko Investment Group            - 200,000 shares+;
Mandarin Gardens Hotels, LLP        - 200,000 shares+;
Hong Kong Trading Company           - 100,000 shares+;
Noah Najor*                         - 200,000 shares;
Donna Najor*                        - 200,000 shares;
Mary Ann Heidenreich*               - 200,000 shares;
Ramsey Najor*                       - 200,000 shares;
Gloria Najor*                       - 200,000 shares;
Spenser Food Group                  - 200,000 shares+;
Asia Pacific Pulp Distributors      - 200,000 shares+;
Randy Heidenreich                   - 100,000 shares*;
Alder Properties, Ltd.              - 200,000 shares+;
Shelter Estates, Ltd.               - 200,000 shares+;
Belevedere Estates, Ltd.            -  82,500 shares+;
Jamil Kiryakoza                     - 200,000 shares;
Raad Audo                           - 200,000 shares;
Daniel Najor                        - 100,000 shares; and
Nazar Najor                         - 100,000 shares.

     *These shareholders are related to the officers and directors of Callingcard in the following manner: Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel and Nazar Najor; Ramsey Najor is the brother of Daniel and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor; Randy Heidenreich is the brother-in-law of Daniel and Nazar Najor. None of the Najor family members are officers, directors, shareholders or affiliates of the other shareholders other than as described in this registration statement. Both Daniel Najor and Nazar Najor disavow any beneficial ownership in any of the shares issued to family members.

     +Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these other shareholders.


     Of the 4,180,000 restricted, common shares of stock issued over two years ago, 3,000,000 were issued to Daniel Najor and his designees for the development of the Callingcard technology and concept which was later patented. The cost to develop the Callingcard technology and system was approximately $30,000. These shares were issued by Callingcard at a price of $.01 per share to equal 3,000,000 shares. The price of $.01 per share of stock was determined by Callingcard's predecessor company, Tver Acquisition Corp.'s Board of Directors, Nazar Najor, President and Board Chairman and Daniel Najor, Secretary/Treasurer and Director. This is a non " arms length" transaction as the seller of the Callingcard technology and system is Daniel Najor, Callingcard's former Secretary/Treasurer and Director and Callingcard's current President and Board Chairman. However, the Callingcard financial statements do not place any value on the License on Callingcard's financial statements.

     There are no parent companies to Callingcard and no other control persons or entities other than as described in the Prospectus.



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Callingcard's securities. Callingcard has no common stock equity subject to outstanding purchase options or warrants. Callingcard has no securities convertible into its common stock equity. There are 4,480,000 issued and outstanding common shares that could be sold pursuant to Rule 144 under the Securities Act. Callingcard has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common stock equity that is being, or has been publicly proposed to be publicly offered by Callingcard.

     As of January 31, 2002, there were 4,480,000 shares of common stock outstanding, held by 174 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of Callingcard's authorized shares will be eligible for sale.

      There are no common shares of stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employees and there are no stock option contracts contemplated.

     The amount of stock available for sale under the Rule 144 of the Securities Act is 4,180,000, which includes 2 00,000 shares of stock issued to the officers and directors.

     There are no shares of Callingcard which are subject to registration rights. There are no other share agreements that are subject to registration.

      To date, Callingcard has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Callingcard's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

     Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:


     o control of the market for the security by one or a few broker-dealers that are often related to the promoter or to the company;

     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated toa desired level, along with the inevitable collapse of those prices with consequent investor losses.

     One or more of the above could cause the investor to lose all or part of his investment.



                             EXECUTIVE COMPENSATION


     No officer or director has received any cash remuneration from Callingcard. The two officers and directors have received a total of 500,000 (250,000 each) restricted common shares of stock in exchange for their services and expenses.

      The following table sets forth the executive compensation:



                 SUMMARY COMPENSATION TABLE ISSUED FOR EXPENSES:

  Name &                                                         Issued
  Principal                                                      For
  Position                 Year        Salary          Bonus     Expenses
  ----------------------------------------------------------------------------
  Daniel Najor             1998         None            None       $100*
  Board Chairman, CEO
                           2002         None            None       $150*


  Nazar Najor              1998         None            None       $100*
  Sec./Treas.,
  Director                 2002         None            None       $150*

* These amounts represent 100,000 common shares of restricted shares of stock issued to each of the above, valued at the par value price of $.001 for accounting purposes.

     All of the above officers who each received 250,000 restricted shares of stock have no other remuneration, or stock options, promised or agreed upon for expenses.


     Callingcard has not implemented any employment stock option contracts for officers and directors and key management. It is possible that Callingcard will adopt a plan to pay or accrue compensation to its officers and directors and key management for services related to the implementation of Callingcard's business plan commensurate with Callingcard's overall sales and projected profits. Callingcard has no formalized stock option contracts, no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future once Callingcard has achieved a profitable level of sales. Callingcard has no employment stock option contracts with key personnel and has no other incentive compensatory plan or arrangement with any executive officer or director of Callingcard. The Officers and Directors currently do not receive any cash compensation from Callingcard and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships And Related Transactions."

                              FINANCIAL STATEMENTS





CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants

Member SEC Practice Section of the AICPA          941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098

Board of Directors
Callingcard Industries, Inc.
San Diego, California

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Callingcard Industries, Inc. (development stage company) at January 31, 2002 and December 31, 2001, and the statements of operations, stockholders' equity, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception ) to January 31, 2002. These financial, statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callingcard Industries, Inc. at January 31, 2002 and December 31, 2001, and the statements of operations, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception) to January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
February  7, 2002                                s\Andersen Andersen & Strong LC


                          CALLINGCARD INDUSTRIES, INC.
                           (Development Stage Company)
                                 BALANCE SHEETS
                     January 31, 2002 and December 31, 2001

-----------------------------------------------------------------------------------


                                                                Jan 31      Dec 31
                                                                 2001        2000
                                                                -------     -------
ASSETS
CURRENT ASSETS

   Cash                                                         $  --       $  --
                                                                -------     -------

          Total Current Assets                                     --          --
                                                                -------     -------

PATENT - Note 3                                                    --          --
                                                                -------     -------

                                                                $  --       $  --
                                                                =======     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Accounts payable                                             $  --       $  --
                                                                -------     -------

       Total Current Liabilities                                   --          --
                                                                -------     -------

STOCKHOLDERS' EQUITY

    Preferred stock
        10,000,000 shares authorized at $0.001 par value;
         no shares outstanding                                     --          --
   Common stock
       100,000,000 shares authorized at $0.001 par value;
       4,480,000 shares issued and outstanding on January 31;
       4,180,000 shares on December 31                            4,480       4,180
    Capital in excess of par value                               (3,000)     (3,000)
    Deficit accumulated during development stage                 (1,480)     (1,180)
                                                                -------     -------
       Total Stockholders' Equity
                                                                   --          --
                                                                -------     -------

                                                                $  --       $  --
                                                                =======     =======

    The accompanying notes are an integral part of these financial statements

                          CALLINGCARD INDUSTRIES, INC.
                           (Development Stage Company)
                            STATEMENTS OF OPERATIONS
                For the One Month Ended January 31, 2002 and the
              Years Ended December 31, 2001 and 2000 and the Period
             April 21, 1998 (date of inception ) to January 31, 2002

--------------------------------------------------------------------------------



                                   Jan 31,    Dec 31,  Dec 31,    Apr 21, 1998
                                    2002       2001     2000    to Jan 31, 2002
                                  --------   -------   -------  ---------------


REVENUES                          $  --     $  --      $  --         $  --

EXPENSES                              300      --         --           1,480
                                  --------   -------   -------       -------

NET LOSS                          $  (300)   $  --     $  --         $(1,480)
                                  ========   =======   =======       =======





NET LOSS PER COMMON SHARE

   Basic                          $  --     $  --      $  --
                                  -------   -------    -------



WEIGHTED AVERAGE
    OUTSTANDING SHARES

    Basic - (stated in 1,000's)     4,480     4,180      4,180
                                  -------   -------    -------






   The accompanying notes are an integral part of these financial statements.



                                   CALLINGCARD INDUSTRIES , INC.
                                    (Development Stage Company)
                           STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              For the Period April 21, 1998 (date of inception ) to January 31, 2002

-------------------------------------------------------------------------------------------


                                             Common Stock         Capital in
                                       -----------------------    Excess of     Accumulated
                                         Shares       Amount      Par Value       Deficit
                                       ----------   ----------    ---------    -------------
Balance April 21, 1998                       --          --          --               --

Issuance of common stock for
   expenses at $.001 - 1998             1,180,000       1,180        --               --

Issuance of common stock for
   patent  - 1998 - Note 3              3,000,000       3,000      (3,000)

Net operating loss for the year ended
    December 31, 1998                        --          --          --             (1,180)

Net operating loss for the year ended
    December 31, 1999                        --          --          --               --

Net operating loss for the year ended
    December 31, 2000                        --          --          --               --

Net operating loss for the year ended
    December 31, 2001                        --          --          --               --
                                       ----------   ----------    ---------    -------------

Balance December 31, 2001               4,180,000       4,180      (3,000)          (1,180)

Issuance of common stock for
   expenses at $.001 -  January 2002      300,000         300        --               --

Net operating loss for the one month
   ended January  31, 2002                   --          --          --               (300)

                                       ----------   ----------    ---------    -------------
Balance January 31, 2002                4,480,000   $   4,480   $  (3,000)      $   (1,480)
                                        =========   =========   =========       ==========








   The accompanying notes are an integral part of these financial statements.


                                   CALLINGCARD INDUSTRIES, INC.
                                    (Development Stage Company)
                                      STATEMENT OF CASH FLOWS
          For the One Month Ended January 31, 2002 and the Years Ended December 31, 2001
         and 2000 and the Period April 21, 1998 (date of inception ) to January 31, 2002

-------------------------------------------------------------------------------------------------


                                                     Jan 31,   Dec 31,   Dec 31,  Apr 21, 1998 to
                                                      2002      2001      2000      Jan 31, 2002
                                                    -------    -------   -------  ---------------
CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                                         $  (300)   $  --     $  --        $(1,480)


   Adjustments to reconcile net loss to
   net cash provided by operating activities


          Issuance common stock for expenses            300       --        --          1,480

               Net Change in Cash from Operations      --         --        --           --
                                                    -------    -------   -------      -------

CASH FLOWS FROM INVESTING
   ACTIVITIES
                                                       --         --        --           --
                                                    -------    -------   -------      -------

CASH FLOWS FROM FINANCING
   ACTIVITIES
                                                       --         --        --           --
                                                    -------    -------   -------      -------

    Net Increase  (Decrease) in Cash                   --         --        --           --

   Cash at Beginning of Period                         --         --        --           --
                                                    -------    -------   -------      -------

   Cash at End of Period                            $  --      $  --     $  --        $  --
                                                    =======    =======   =======      =======




             The accompanying notes are an integral part of these financial statements



                          CALLINGCARD INDUSTRIES, INC.
                          ( Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)
         Period April 21, 1998 (Date of Inception ) to January 31, 2002

--------------------------------------------------------------------------------


SCHEDULE OF NONCASH OPERATING   ACTIVITIES
Issuance of 1,180,000 common shares for expenses - related parties - 1998   $ 1,180
                                                                            -------

Issuance of 3,000,000 common shares for patent - related parties - 1998          -
                                                                            -------
Issuance of 300,000 common shares for expenses - related parties - 2002         300
                                                                            -------















   The accompanying notes are an integral part of these financial statements.

                          CALLINGCARD INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.     ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on April 21, 1998 with authorized common stock of 20,000,000 shares at a par value of $0.001 and preferred stock of 10,000,000 at a par value of $0.001 with the name "Tver Acquisition Corp.". On January 25, 2002 the domicile was changed to the state of Nevada with an increase in the authorized common stock to 100,000,000 with the same par value and a name change to "Callingcard Industries, Inc." No terms or conditions have been determined for the preferred stock.

The Company is engaged in the activity of the development and establishment of a telephone callingcard system and is currently seeking financing to market the system. The Company is in the development stage.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On January 31, 2002, the Company had a net operating loss available for carry forward of $1,480. The income tax benefit of approximately $444 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2022.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                          CALLINGCARD INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
---------------------

The carrying amounts of financial instruments are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On December 10, 1998 the Company acquired a patent, # 6,183,017, from a related party, by the issuance of 3,000,000 common shares of the Company. The patent covers a telephone calling card to be purchased by the user to make pre-paid telephone calls. No value was recorded for the patent because a predecessor cost was undeterminable.

29% of the outstanding common capital stock of the Company has been acquired by Daniel Najor (president and board chairman) and Nazar Najor (secretary treasure and director) and their families.

The Company has issued common capital stock to the related parties above as follows:

     1,180,000 common shares for expenses  -  1998                       $ 1,180
                                                                         -------
     3,000,000 common shares for a patent - 1998                              -
                                                                         -------
     300,000 common shares for expenses -  2002                              300
                                                                         -------

                          CALLINGCARD INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


4.  GOING  CONCERN

The Company intends to further develop its interest in the patent outlined in
Note 3, however, the Company does not have the working capital necessary to be successful in this effort.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year.

Part II - Information Not Required in Prospectus
------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Callingcard's Bylaws provide that it indemnify its agents which includes its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Callingcard or a fiduciary of an employee benefit plan, or is or was serving at the request of Callingcard as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability insurance will be purchased following Callingcard's proposed financing. The effect of these provisions is potentially to indemnify Callingcard's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Callingcard. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of Callingcard filed as Exhibit 1.2, provide that it will indemnify its agents, i.e. officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Callingcard, absent a finding of negligence or misconduct in office. Callingcard's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Callingcard has the power to indemnify such person against liability for any of those acts.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Callingcard estimates the expense of this offering is as follows:

SEC registration fee...........................................$   478.
Printing and engraving expenses................................. 1,250.
Attorneys' fees and expenses.................................... 5,000.
Accountants' fees and expenses.................................. 5,000.
Transfer agent's and registrar's fees and expenses .............   500.
Miscellaneous................................................... 2,772.

Total..........................................................$15,000.
                                                               ========

         The Registrant will bear all expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, Callingcard has sold or issued the following common shares of restricted stock under Section 4(2) of the Securities Act of 1933, as amended.

          May 3, 1998 - 200,000 restricted common shares of stock were issued in exchange for officers and directors services. These common shares of stock were issued to:
               100,000 to Daniel Najor, President and Board Chairman
               100,000 to Nazar Najor, Secretary/Treasurer and Director

          June 22, 1998 - 15,000 restricted common shares were issued to shareholders of Hargate Holdings Group for the marketing rights to a proprietary design bicycle lock product.

          December 10, 1998 - 3,000,000 restricted common shares of stock were issued to Daniel Najor (or designees) for the purchase of the Callingcard concept and system which was later patented. These 3,000,000 common shares of stock were issued to the following:


                                                                Compensation for
Shareholder                                 Amount of Shares        Issuance
--------------------------------------------------------------------------------
FSI Financial Shelter, Inc.**                200,000 shares    Consulting Fees
493-525 B.C., Ltd**                          200,000 shares    Consulting Fees
Tidewater Property Management, Ltd.**        200,000 shares    Consulting Fees
Coleman Communications, Ltd.**               200,000 shares    Consulting Fees
Peru Imports LLC**                           200,000 shares    Consulting Fees
Moshiko Investment Group**                   200,000 shares    Consulting Fees
Mandarin Gardens Hotels, LLP**               200,000 shares    Consulting Fees
Hong Kong Trading Company**                  100,000 shares    Consulting Fees
Noah Najor*                                  200,000 shares    Consulting Fees*+
Donna Najor*                                 200,000 shares    Consulting Fees*+
Mary Ann Heidenreich*                        200,000 shares    Consulting Fees*+
Ramsey Najor*                                200,000 shares    Consulting Fees*+
Gloria Najor*                                200,000 shares    Consulting Fees*+
Spencer Food Group**                         200,000 shares    Consulting Fees
Asia Pacific Pulp Distributors**             200,000 shares    Consulting Fees
Randy Heidenreich*                           100,000 shares    Consulting Fees

* These shareholders are related to the officers and directors of Callingcard in the following manner: Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel and Nazar Najor; Ramsey Najor is the brother of Daniel and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor; and Randy Heidenreich is the brother-in-law of Daniel and Nazar Najor.
*+These shareholders derived their shares as a result of Daniel Najor's consulting services to Callingcard and Daniel Najor gifted these common shares of stock to family members. Daniel Najor and Nazar Najor disavows any beneficial ownership of the shares issued to family members.
**Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these business entities.

          December 22, 1998 - 965,000 restricted common shares of stock were issued to Daniel Najor (or designees) for the development and marketing services pertaining to the Callingcard technology and systems. These 965,000 common shares of stock were issued to the following:


Alder Properties, Ltd**                     200,000 shares       Consulting Fees
Shelter Estates, Ltd.**                     200,000 shares       Consulting Fees
Belvedere Estates, Ltd.**                   82,500 shares        Consulting Fees
Jamil Kiryakoza                             200,000 shares       Consulting Fees
Raad Audo                                   200,000 shares       Consulting Fees

**Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these business entities.

          January 24, 2002, - 300,000 restricted common shares of stock were issued in exchange for officers and directors services, as well as rent and general office expense. These common shares of stock were issued to:

                150,000 to Daniel Najor
                150,000 to Nazar Najor





                                    Exhibits

     The following exhibits are filed as part of this Registration Statement:


   Exhibit
   Number      Description
   ------      ----------------------------------------------------------------
    2.1        Articles of Merger & Plan of Reorganization & Change of Domicile

    3.1        Articles of Incorporation

    3.2        Bylaws

    4.1        Specimen Stock Certificate

    4.2        Stock Subscription

    5.1        Opinion Re: Legality

   10.1        License Agreement

   10.2        Purchase Agreement

   23.1        Consent of Auditors

   99.1        U.S. Patent





                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on April 10, 2002.

CALLINGCARD INDUSTRIES, INC.


By: /s/ Daniel Najor
    ------------------------
    Daniel Najor, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

-----------------------------------------------------------------------------


    /s/   Daniel Najor                                            April 10, 2002
   ------------------------
   Daniel Najor                President, Board Chairman,
                               Principal Executive Officer,


   /s/  Nazar Najor                                               April 10, 2002
   -------------------------
   Nazar Najor                 Secretary/Treasurer & Director and
                               Principal Financial and Accounting Officer
-----------------------------------------------------------------------------